INFORMATION CIRCULAR – AS AT  OCTOBER 27, 2008

MANAGEMENT SOLICITATION OF PROXIES

THIS INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY MANAGEMENT OF BONTAN CORPORATION INC. (the  « Corporation » ) of proxies to be used at the Annual and Special Meeting of the shareholders of the Corporation to be held at 47 Avenue Road, Suite 200, Toronto, ON M5R  2G3 , Canada on Friday, December 19th, 2008 at the hour of 9.00 in the morning (Toronto time) and at any adjournment thereof for the purposes set forth in the enclosed Notice of Meeting. The proxies will be solicited primarily by mail and may also be solicited personally or by  telephone by the directors and/or  officers of the Corporation. The cost of solicitation by management will be borne by the Corporation.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed form of proxy are either directors or representatives of the Corporation. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE A SHAREHOLDER OF THE COPRORATION, TO REPRESENT THEM AT THE MEETING MAY DO SO by inserting such other person’s name in the blank space provided in the form of proxy  and depositing the completed proxy at the office of the Corporation, Suite 200, 47 Avenue Road, Toronto, Ontario, M5R 2G3.

A proxy can be executed by the shareholder or his/her attorney duly authorized in writing, or, if the shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized.

In addition to any other manner permitted by law, the proxy may be revoked before it is excercised by instrument in writing and delivered in the same manner as the proxy, at any time up to and including the last business day preceding the day of the meeting or any adjournment thereof,  at which time the proxy is to be used or delivered to the chairman of the meeting on the day of the meeting or any adjournment thereof, prior to the time of voting and upon either such occurance, the proxy is revoked.

DEPOSIT OF PROXY

By resolution of the directors of the Corporation duly passed, ALL PROXIES TO BE USED AT THE MEETING MUST BE DEPOSITED NOT LATER THAN 11 :00 a.m. on Thursday, December 18, 2008 or any ajournement thereof at the Corporation’s office, Suite 200, 47 Avenue Road, Toronto, Ontario, M5R 2G3 provided that a proxy may be delivered to the chairman of the meeting on the day of the Meeting or any adjournment thereof, prior to the time for voting.

INSTRUCTIONS FOR COMPLETING PROXY FORM

1.  Please complete and sign the proxy authorization form.
2.  Your vote will be recorded on receipt of the proxy authorization form.
3.  Please use the return envelope provided.
4.  If you have any questions regarding the enclosed documents, please contact the Corporation at 416-929-1806
5.  Exercising your right to vote is an important part of investing.  We urge you to review the enclosed material and exercise your voting rights by returning the enclosed proxy authorization form immediately.
6.  You may send your entire proxy authorization form by facsimile to 416-929-6612.  Please ensure the proxy authorization form is completed and signed.

If you plan to attend the meeting, or designate another person(s) to attend on your behalf, please strike out the names of the appointed persons as proxy holders and print your name or that of your delegate(s), in the space provided.  You may vote on the resolutions now or you may elect not to vote until the meeting.

It is important to sign, date and return the proxy authorization form in the envelope provided as soon as possible.  An unsigned proxy form cannot be counted.  Please note, if you appoint yourself or another person(s) on your behalf, you or your delegate(s) must attend the meeting for your vote to count.

VOTING

VOTING OF SHARES AND PRINCIPAL HOLDERS THEREOF

As of October 27, 2008, there were 30,095,743 Common shares outstanding, each carrying the right to one vote per share.  The Board of Directors fixed the close of business on November 17, 2008, as the record date for the purpose of determining shareholders entitled to receive notice of the meeting, but failure to receive a notice does not deprive a shareholder of the right to vote those shares at the meeting upon producing properly endorsed share certificates, or otherwise establishing share ownership, and demanding the inclusion of his/her name in the list of shareholders not later than ten days before the date of the meeting.

To the knowledge of the directors and officers of the Corporation, as at October 27, 2008,  the following shareholders beneficially own or exercise control or direction over more than 5% of the common shares of the Corporation:

Name of Shareholder	No. of Shares	% of Issued Shares
Current Capital Corp	2,362,500	7.80%

Pinetree Resource Partnership	3,112,000	10.34%

PROVISIONS RELATING TO VOTING OF PROXIES

Proxies are only voted when a poll is required.  A poll is a vote by written ballot which gives one vote for each common share registered in the name of the member.

IF THERE IS CERTAINTY OF INSTRUCTIONS, THE PERSON NAMED IN THE ENCLOSED PROXY WILL VOTE (EXCEPT WHERE THERE IS A DIRECTION TO WITHHOLD VOTING) THE SHARES IN RESPECT OF WHICH HE OR SHE IS APPOINTED IN ACCORDANCE WITH THE DIRECTIONS OF THE MEMBER APPOINTING THE PROXY HOLDER.  IN THE ABSENCE OF SUCH DIRECTIONS, IT IS INTENDED THAT SUCH SHARES WILL BE VOTED IN FAVOUR OF THE MOTIONS PROPOSED TO BE MADE AT THE MEETING AS REFERRED TO IN THE ATTACHED NOTICE OF MEETING.  IF TWO DIRECTIONS ARE MADE IN RESPECT TO ANY MATTER, SUCH SHARES WILL SIMILARLY BE VOTED FOR THE ADOPTION OF SUCH MATTER.

The enclosed Form of Proxy confers discretionary authority upon the person named therein with respect to any amendment, variation or other matter to come before the meeting, other than the matters referred to in the Notice of Meeting, HOWEVER IF ANY SUCH AMENDMENTS, VARIATION OR OTHER MATTERS WHICH ARE NOT NOW KNOWN TO MANAGEMENT SHOULD PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THE PROXIES HEREBY SOLICITED WILL BE VOTED THEREON IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE PERSON OR PERSONS VOTING SUCH PROXIES.

VOTING BY NON-REGISTERED SHAREHOLDERS

Only registered shareholders or the persons they appoint as their proxies are permitted to vote at the meeting. However, in many cases, common shares owned by a person (a “non-registered holder”) are registered either (a) in the name of an intermediary (an “Intermediary”) that the non-registered holder deals with in respect of the common shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered registered savings plans, registered retirement income funds, registered education savings plans and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited (“CDS”)) of which the Intermediary is a participant. In accordance with the requirements of NI 54-101 of the Canadian Securities Administrators, the Company has distributed copies of the Management Information Circular, the accompanying Notice of Meeting together with the form of proxy and a supplemental mailing list form (collectively, the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to non-registered holders of common shares.

Intermediaries are required to forward the Meeting Materials to non-registered holders unless a non registered holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to non-registered holders. Generally, non-registered holders who have not waived the right to receive Meeting Materials will either:

a)
be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile stamped signature), which is restricted as to the number and class of securities beneficially owned by the non-registered holder but which is not otherwise completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the non-registered holder when submitting the proxy. In this case, the non-registered holder who wishes to vote by proxy should otherwise properly complete the form of proxy and deliver it as specified above under “Appointment of Proxies”; or

b)
be given a form of proxy which is not signed by the Intermediary and which, when properly completed and signed by the non-registered holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “Voting Instruction Form”) which the Intermediary must follow. Typically the non-registered holder will also be given a page of instructions, which contains a removable label containing a bar code and other information. In order for the form of proxy to validly constitute a Voting Instruction Form, the non-registered holder must remove the label from the instructions and affix it to the Voting Instruction Form, properly complete and sign the Voting Instruction Form and submit it to the Intermediary or its services company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit non-registered holders to direct the voting of the common shares they beneficially own. Should a non-registered holder who receives either form of proxy wish to vote at the Meeting in person, the non-registered holder should strike out the persons named in the form of proxy and insert the non-registered holder’s name in the blank space provided. Non-registered holders should carefully follow the instructions of their Intermediary including those regarding when and where the form of proxy or Voting Instruction Form is to be delivered.

MATTERS TO BE ACTED ON

REPORT OF AUDITORS AND CONSOLIDATED FINANCIAL STATEMENTS – PROPOSAL ONE

The Annual Report of the Corporation, which contains the Report of the Auditors and the Consolidated Financial Statements for the year ended March 31, 2008, will be placed before the meeting. Additional copies will be available at the Annual and Special Meeting.  If any shareholder wishes additional copies of the Annual Report prior to the Annual General and Special Meeting, please contact the Corporation or download it from www. Sedar . com or www. Edgar . com

ELECTION OF DIRECTORS – PROPOSAL NUMBER TWO

The Directors of the Corporation are elected annually and hold office until the next Annual General and Special Meeting.  The Articles of the Corporation currently provide for a Board of Directors consisting of not less than three (3) and not more than ten (10) directors.  Management proposes the persons listed below be nominated for election as Directors of the Corporation for the ensuing year.

Management does not contemplate that any of the persons proposed to be nominated by it will be unable to serve as Director.  If prior to the Meeting any such nominees are unable or unwilling to serve, the persons named in the accompanying form of proxy will vote for another nominee or nominees in their discretion if additional nominations are made at the Meeting.

Kam Shah	January 3, 1999	1,061,929	Chief Executive Officer & Chief Financial Officer, Chartered Accountant
Ontario, Canada
Chairman and director

Dean Bradley (2)	November 13, 2000	0	Business consultant
Florida, USA
Director

Brett Rees (2)	December 8, 2006	0	Insurance broker and consultant

(1)	The information as to the shares beneficially owned or controlled, not being within the knowledge of the Corporation, has been furnished by the respective nominees individually.

(2)	Members of the audit committee who are elected annually by the board of directors.

Statement of executive compensation

The following table discloses the compensation paid by the Company to the Chairman and Chief Executive and Financial Officer and other key consultants in respect of the fiscal years ended March 31, 2008, March 31, 2007 and March 31, 2006 There are no other Named Executive Officers, employees or consultants of the Company earning in excess of $150,000 per year in fees, salary and bonuses.

	ANNUAL COMPENSATION				LONG-TERM COMPENSATION
					Awards		Payouts
Name and principal position	Year	Fee	Bonus	Other annual compensation (4)	Securities under options/SARs Granted (1)	Shares or units subject to resale restrictions	LTIP (2) payouts	all other compensation
		($)	($)	($)	(#)	($)	($)

Kam Shah - CEO and CFO (3)	2008	127,899
CEO and CFO	2007	95,409
CEO and CFO	2006	86,112

Terence Robinson - Consultant (4)	2008	134,423
Consultant	2007	136,298
Consultant	2006	143,520			1,100,000 (5)/ nil

Dean Bradley - Independent director	2008	3,871			25000 (6)
Independent director	2007	-
Independent director (6)	2006	5,980

Brett Rees - Independent director (7)	2008	-			25000 (7)
Independent director	2007	-
	2006	not applicable

Damian Lee - Independent director (8)	2008	not applicable
	2007
	2006	5,980

John Robinson - Consultant (9)	2008	81,926
Consultant	2007	81,779
Consultant	2006	273,357			807,500/ nil

Notes:

1.             “SAR” means stock appreciation rights.<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />

2.             “LTIP” means long term incentive plan.

3.             Mr. Shah received 450,000 common shares valued at $105,373 and a cash fee of $30,000 during the fiscal year 2008, 350,000 common shares during the fiscal 2007 valued at $95,409, 288,000 common shares during the fiscal 2006 valued at $86,112 as fee for his services as CEO/CFO during these years.

4.             Mr. Terence Robinson received 550,000 common shares valued at $128,790 during the fiscal year 2008, 500,000 common shares in fiscal 2007 valued at $136,298, 480,000 common shares in fiscal 2006 valued at $143,520 as fee for his services during these years.

5.             Mr. Terence Robinson was issued 1.1 million options in fiscal 2006 for his services in connection with sale of the Company’s interest in oil exploration project in Papua New Guinea. These options are valid for two years from the date of their issuance and are convertible into equal number of common shares of the company at a conversion price of US$0.50 per option. The options are issued under “The Robinson Plan”.

6.             Mr. Dean Bradley received a cash fee of $3,871 and 25,000 options during the fiscal year 2008. The options are valid for five years and are convertible into equal number of common shares of the Company at an exercise price of $0.35 per share. He received fee in the form of 20,000 common shares valued at $5,980 in fiscal 2006. However, he returned the common shares for cancellation and instead accepted a cash payment of $5,522 in fiscal 2006. These fees were for his services as a chair of the audit committee.

7.             Mr. Brett Rees was issued 25,000 options during the fiscal year 2008 for his services as a member of the audit committee. The options are valid for five years and are convertible into equal number of common shares of the Company at an exercise price of $0.35 per share.

8.             Mr. <?xml:namespace prefix = st1 ns = "urn:schemas-microsoft-com:office:smarttags" />Damian Lee received fee in the form of 20,000 common shares valued at $5,980 in fiscal 2006. Mr. Lee received no compensation in fiscal 2007 and resigned from the board on December 8, 2006.

9.             Mr. John Robinson received 350,000 common shares valued at $81,957 during the fiscal year 2008,  300,000 common shares in fiscal year 2007 valued at $ 81,779, 299,048 common shares in fiscal 2006 valued at $273,357 for his services during these years.

Stock compensation and option Plans

The Corporation had the following plans as at March 31, 2008:

1.	1999 Stock Option Plan covering 3 million options registered under the Securities Act of 1933, United States of America (the Act) on April 30, 2003.
2.	2001 Consultant Stock Compensation Plan covering 1,205,714 shares registered under the Act on April 30, 2003.
3.	2003 Stock Option Plan covering 2.5 million options registered under the Act on July 22, 2004
4.	2003 Stock Compensation Plan covering 1 million shares registered under the Act on July 22, 2004.
5.	The Robinson Option Plan covering 1.1 million options registered under the Act on December 5, 2005.
6.	2005 Stock option Plan covering 1 million shares registered under the Act on December 5, 2005.
7.	2005 Consultant Stock Compensation Plan covering I million shares registered under the Act on December 5, 2005.
8.	2007 Consultant Stock Compensation Plan covering 1.7 million shares registered under the Act on January 16, 2007.
9.	2007 Consultant Stock Compensation Plan (Amended) covering an additional 1 million shares registered under the Act on December 12, 2007.

All options under 1999 Plan, 2003 plan and The Robinson Plan were issued and as at October 27, 2008, the date of this information circular, 4,825,000 options were outstanding. 950,000 options have yet been issued under the 2005 Plan.

All shares reserved under the 2001, 2003, 2005,2007 and 2007 amended Compensation Plans were issued before March 31, 2008.

Option/SAR Grants During The Most Recently Completed Financial Year

No SARs were granted during the year ended March 31, 2008. On March 28, 2008, 25,000 options were issued to each of the two members of the audit committee, who are independent directors of the Company out of 2005 Plan.

Severance agreements

The Company has entered into consulting agreements with both The Chief Executive Officer who also acts as Chief Financial Officer and its key consultant. The agreement generally provides for the payment of severance benefits if the named executives are terminated by the company, owing to a change in control or any other reasons, other than for cause. The named executives will receive a lump sum severance payment of $250,000.

Indebtedness of directors and senior officers

There was no outstanding indebtedness to the Company by any of its directors, officers and consultants as at March 31, 2008.

However, effective June 1, 2008, The Chief Executive  & Financial officer  is allowed to draw $10,000 per month in arrears until market price of the Company’s common shares reaches $0.50 provided that such drawings will be considered as fee advances to be repaid when the market price of the common shares of the Company stays at $0.50 or above for a consecutive period of three months.

CORPORATE GOVERNANCE

The Canadian securities regulatory authorities have issued corporate governance guidelines (the “Corporate Governance Guidelines”) for all reporting issuers in Canada (other than investment funds), together with certain related disclosure requirements.  The Corporate Governance Guidelines are recommended as “best practices” for issuers to follow.  A summary of certain aspects of the Corporation’s approach to corporate governance is provided below.

Board of Directors

The Board facilitates its exercise of independent supervision over the Corporation’s management through frequent meetings of the Board, both with and without members of the Corporation’s management (including members of management that are also directors) being in attendance.

Multilateral Instrument 52 – 110 – Audit Committees of certain of the Canadian securities regulatory authorities (“MI 52-110”) sets out the standard for determining whether a director is “independent” for the purposes of the Corporate Governance Guidelines and disclosure requirements of the Canadian securities regulatory authorities.  In accordance with MI 52-110, a director is “independent” if he or she has no direct or indirect material relationship with the Corporation.  A “material relationship” is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of the director’s independent judgment.  MI 52-110 also sets out certain circumstances where a director will automatically be considered to have a material relationship with the Corporation.

Based upon the standard articulated in MI 52-110, a majority of the Corporation’s directors are independent.  Dean Bradley and Brett Rees are the independent members of the Board.  Kam Shah is not independent by virtue of the fact that he is the Corporation’s Chief Executive and Financial Officer.

Directorships

None  of the directors is presently a director of any other reporting issuers.

Orientation and Continuing Education

Orientation and education of new members of the Board is conducted informally by management and members of the Board. The orientation provides background information on the Company’s history, performance and strategic plans.

Ethical Business Conduct

The Board expects management to operate the business of the Corporation in a manner that enhances shareholder value and is consistent with the highest level of integrity.  Management is expected to execute the Corporation’s business plan to meet performance objectives and goals.

In addition, the Board must comply with conflict of interest provisions in Canadian corporate law, including relevant securities regulatory instruments, in order to ensure directors exercise independent judgment in considering transactions and agreements in respect of which a director or executive officer has a material interest.

The Board also adopted a Timely Disclosure, Confidentiality and Insider Trading Policy to encourage and promote a culture of ethical conduct.

Nomination of Directors

The Board determines new nominees to the Board, although a formal process has not been adopted.  The nominees are generally the result of recruitment efforts by the Board members, including both formal and informal discussions among Board members and the Chief Executive Officer of the Corporation.  The Board monitors but does not formally assess the performance of individual Board members or committee members on their contributions.

Compensation

Chief executive officer compensation is ultimately determined by the Board, in consideration of the compensation paid by other similarly-situation public companies operation within the same industry as the Corporation and of the duties, responsibilities and demands placed upon the Chief executive officer.

Directors do not receive any compensation to act as directors.

Other Board Committees

The audit committee is the sole committee of the Board.

Assessments

The Board has not implemented a formal process or means to regularly assess the effectiveness of the Board, its committees or individual directors.  Effectiveness is informally assessed on an ongoing basis however, based upon the ability of the directors to fulfill their duties and responsibilities in a timely and efficient manner.  The relatively small size of the Board allows for the contributions of an individual director to be informally monitored by the other Board members, in light of the individual’s business and governance strengths and the specific purpose, if any, for which the individual was originally nominated to the Board.   In accordance with its charter, the audit committee is required to annually assess its charter and submit any proposed changes to the Board for approval.

The Corporation feels its corporate governance practices are appropriate and effective, given its relatively small size and nature of its operations.  The practices allow the Corporation to operate efficiently, with simple checks and balance that control and monitor management and corporate functions without excessive administrative burden or delay.

ADUIT COMMITTEEE DISCLOSURE

MI 52-110 requires the Corporation to disclose annually in its management information circular certain information concerning the constitution of its audit committee and its relationship with its independent auditor, as set forth below.

Audit Committee Charter

A copy of the audit committee’s charter is attached as Schedule “B” to this Information Circular.

Composition of the Audit Committee

The Corporation’s Audit Committee is comprised of Messrs. Dean Bradley  and Brett Rees.  As defined in MI 52-110, each of the committee’s members is considered to be “independent” and “financially literate” for the purposes of MI 52-110.  “Financially literate” includes the ability to read and understand a set of financial statements that present a breadth of level and complexity of accounting issues of the Corporation.

Relevant Education and Experience

Each member of the Audit Committee has extensive experience in dealing with financial statements, accounting issues, internal control and other related matters relating to public companies.  Mr. Dean Bradley has been director and chief executive officer of many corporations over the last more than thirty years including real estate, mining, manufacturing and financial services. He currently is a chairman and chief executive officer of two private companies operating form Miami, Florida in light aircraft manufacturing business. Mr. Brett Rees is a chartered financial consultant and planner and a licensed mutual funds manager. He has over twenty years of experience in various insurance products and financial planning and is currently an officer/director in five Canadian private corporations including Resolution Oil & Gas Ltd. and Platinum Equity Funding.

Pre-Approval Policies and Procedures

In the event that the Corporation wishes to retain the services of the Corporation’s external auditors for tax compliance, tax advice or tax planning, the Chief Financial Officer of the Corporation must consult with the chair of the audit committee, who has the authority to approve or disapprove on behalf of the audit committee, such non-audit services.  All other permissible non-audit services shall be approved or disapproved by the audit Committee as a whole.

The Corporation’s external auditors are prohibited from performing for the corporations non-audit services of the following nature:  (a) bookkeeping or other services related to the Corporation’s accounting records or financial statements; (b) financial information systems design and implementation; (c) appraisal or valuation services, fairness opinion or contributions-in-kind reports; (d) actuarial services; (e) internal audit outsources services; (f) management functions; (g) human resources; (h) broker or dealer, investment adviser or investment banking services;  (i) legal services; (j) expert services unrelated to the audit; and (k) any other service that the Canadian Public Accountability Board determines is impermissible.

Audit Fees

During the Corporation’s most recently completed fiscal year, the Corporation’s auditors did not perform any non-audit services. Audit Fees charged by the Company’s auditors during the last two fiscal years are as follows:
March 31	2008	2007
	actual	actual
Audit (1)	25,000	31,000
Tax fee (2)	-	3,620
Other (3)	-	700

	$25,000	$35,320

(1) . Audit fee for fiscal 2007 included fee for fiscal 2007 of $25,000 and the balance of $6,000 for fiscal 2006, not provided in that year.
(2) Tax fees comprised $2,620 paid for the US corporation tax returns preparation for the years 2005 and 2006 and an accrual of $1,000 for fiscal 2007 US tax returns. The Company filed its own tax returns and the accrual was reversed in the subsequent year.
(3) Other fee related to the fee charged by our external auditors for consent letter in respect of our filing of registration document F-3 with the Securities and Exchange Commission.

Exemption

The Corporation is a “venture issuer” as defined in MI 52-110 and is relying on the exemptions provided to it with respect to audit committee composition and reporting obligations.

APPOINTMENT OF AUDITORS – PROPOSAL NUMBER THREE

Unless such authority is withheld, the persons named in the accompanying proxy intend to vote for the reappointment of Schwartz Levitsky Feldman LLP, Chartered Accountants, as auditors of the Corporation for the ensuing year, and to authorize the directors to fix their remuneration and/or appoint another auditor in the event of a material event if deemed necessary.  Schwartz Levitsky Feldman LLP, Chartered Accountants, was first appointed auditors of the Corporation during the 2006 fiscal year.

ISSUE OF SHARES AND OPTIONS FOR SERVICES RENDERED  –  PROPOSAL FOUR

The purpose of stock compensation and stock options plans is to develop the interest of directors, officers, employees and non-employees such as consultants who provide bona fide services -- other than services rendered in connection with the offer and sale of securities in a capital raising transaction -- to the Corporation and its subsidiaries.  By providing such persons with the opportunity to acquire an increased proprietary interest, the Corporation may be able to attract and retain persons of desired experience and ability without excessive drain on its cash resources.

The shareholders are now asked to pass a special resolution authorizing directors to introduce any additional compensation and or stock options plans as deemed necessary and to allow discretion to the directors to fix option price/ compensation share price and to issue compensation shares and stock options under these plans as they see fit.

STOCK SPLIT OR CONSOLIDATION – PROPOSALS FIVE AND SIX

The management believes that the corporation may have to deal with acquisitions and private placements situations in the pursuit of its new business strategy. These situations may have profound effect on the number of shares to be issued and on the market price of these shares.

The shareholders are therefore asked to pass a special resolution authorizing directors to either split the issued capital of the Corporation such that up to fifteen new common shares would be issued in exchange for one old issued common shares of the Corporation or consolidate the issued capital of the Corporation such that one share be issued in exchange for up to fifteen old issued common shares of the Corporation, at their sole discretion until the next Annual Meeting.

Approval of one action– stock split or consolidation – will automatically prohibit the second action to be taken during the same period.

NAME CHANGE – PROPOSAL SEVEN

The Management is of the opinion a new name may be desirable for the Corporation if it better reflects its current business strategy or if it acquires a new business which may have a different business strategy than its current one.

The shareholders are therefore asked to pass a special resolution authorizing the directors to change the name of the Corporation to some other name at their sole discretion and subject to its acceptance by the Ministry of Consumer and Commercial Relations.

CHANGE OF JURISDICTION – PROPOSAL EIGHT

Management believes that the Corporation may be able to raise further funds more easily and reduce its compliance costs if it incorporates in the USA or in the Canadian Federal Jurisdiction.

The Shareholders are therefore asked to consider and approve a special resolution to amend the Articles of the Corporation to move its reporting jurisdiction to the State of Delaware or any other State in the USA or to move to Federal jurisdiction at the discretion of the directors of the Corporation.

A HOLDER OF SHARES ENTITLED TO VOTE ON THE RESOLUTION MAY DISSENT. SUCH DISSENTING SHAREHOLDER WILL BE ENTITLED TO BE PAID THE FAIR VALUE OF THE SHARES IN ACCORDANCE WITH THE PROVISIONS OF THE ONTARIO BUSINESS CORPORATION ACT.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

Management knows of no other matters to come before the Annual and Special Meeting of Shareholders other than as set forth in the Notice of Meeting.  HOWEVER, IF OTHER MATTERS, WHICH ARE NOT KNOWN TO MANAGEMENT, SHOULD PROPERLY COME BEFORE THE MEETING, THE ACCOMPANYING PROXY WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSON HOLDING THE PROXY.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as disclosed in this and previous Information Circulars, no insider, proposed nominee for election as a director, or any associate or affiliate of the foregoing, had any material interest, direct or indirect, in any transaction or proposed transaction since April 1, 2008 which has materially affected or would materially affect the Company or its subsidiaries

CERTIFICATE OF APPROVAL OF DIRECTORS

The foregoing does not contain any untrue statements of a material fact and does not omit a material fact that is required to be stated. This Information Circular and the mailing of the same to shareholders has been approved by the Board of Directors of the Corporation

DATED this 27th day of October 2008.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Kam Shah
_________________________________________
Kam Shah
Chief Executive and Financial Officer

“Schedule A”

Charter of the Audit Committee of the Board of Directors

General

The primary function of the Audit Committee is to assist the Board of Directors of the Company (the “Board”) in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, the systems of internal controls and management information systems established by management and the Company’s external audit process and monitoring compliance with the Company’s legal and regulatory requirements with respect to its financial statements.

The Audit Committee is accountable to the Board. In the course of fulfilling its specific responsibilities hereunder, the Audit Committee is expected to maintain an open communication between the Company’s external auditors and the Board.

The responsibilities of a member of the Audit Committee are in addition to such member’s duties as a member of the Board.

The Audit Committee does not plan or perform audits or warrant the accuracy or completeness of the Company’s financial statements or financial disclosure or compliance with generally accepted accounting procedures, as these are the responsibility of management and the external auditors.

Effective Date

This Charter was implemented by the Board on August 2, 2005.

Composition of Audit Committee

The Committee membership shall satisfy the laws and policies governing the Company and the independence, financial literacy and experience requirements under securities law, stock exchange and any other regulatory requirements as are applicable to the Company.

Relationship with External Auditors

The external auditor is required to report directly to the Audit Committee. Opportunities shall be afforded periodically to the external auditor and to members of senior management to meet separately with the Audit Committee.

Responsibilities

1. The Audit Committee shall be responsible for making the following recommendations to the Board:

(a)	the external auditor to be nominated for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Company; and

(b)	the compensation of the external auditor.

2. The Audit Committee shall be directly responsible for overseeing the work of the external auditor, including the resolution of disagreements between management and the external auditor regarding financial reporting. This responsibility shall include:

(a)
reviewing with management and the external auditor any proposed changes in major accounting policies, the presentation and impact of significant risks and uncertainties, and key estimates and judgments of management that may be material to financial reporting;

(b)	questioning management and the external auditor regarding significant financial reporting issues discussed during the fiscal period and the method of resolution;

(c)	reviewing audited annual financial statements, in conjunction with the report of the external auditor;

(d)
 reviewing any problems experienced by the external auditor in performing the audit, including any restrictions imposed by management or significant accounting issues on which there was a disagreement with management; and

(e)	reviewing the evaluation of internal controls by the external auditor, together with management’s response.

3.	The Audit Committee shall review interim unaudited financial statements before release to the public.

4.
The Audit Committee shall review all public disclosures of audited or unaudited financial information before release, including any prospectus, annual report, annual information form, and management’s discussion and analysis.

5.	The Audit Committee shall review the appointments of the chief financial officer and any other key financial executives involved in the financial reporting process, as applicable.

6.	Except as exempted by securities regulatory policies, the Audit Committee shall pre-approve all non-audit services to be provided to the Company or its subsidiary entities by the external auditor.

7.
The Audit Committee shall ensure that adequate procedures are in place for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements,  and shall periodically assess the adequacy of those procedures.

8.   The Audit Committee shall establish procedures for:

(a)	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

(b)	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

9.  The Audit Committee shall periodically review and approve the Company’s hiring policies, if any, regarding partners, employees and former partners and employees of the present and former external auditor of the Company.

10. Meetings of the Audit Committee shall be scheduled to take place at regular intervals and, in any event, not less frequently than quarterly.

Authority

The Audit Committee shall have the authority to:

(a)	to engage independent counsel and other advisors as it determines necessary to carry out its duties;

(b) to set and pay the compensation for any advisors employed by the Audit Committee; and

(c) to communicate directly with the external auditors.